SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BREEZE-EASTERN CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

(4)	Date Filed:

July 29, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Breeze-Eastern Corporation on Tuesday, September 16, 2014, at 10:00 a.m., local time, at its principal executive offices located at 35 Melanie Lane, Whippany, New Jersey 07981.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Our Board of Directors and management look forward to seeing you at the meeting. Thank you for your continued support.

Sincerely yours,

BRAD PEDERSEN

Chief Executive Officer

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 16, 2014

To Our Stockholders:

The Annual Meeting of Stockholders (the “Meeting”) of Breeze-Eastern Corporation (the “Company”, “we”, “our” or “us”) will be held at 10:00 a.m., local time, on Tuesday, September 16, 2014, at its principal executive offices located at 35 Melanie Lane, Whippany, New Jersey 07981, to consider and act upon the following matters:

1.	To elect seven (7) directors of the Company, to serve until the 2015 annual meeting of stockholders and until their successors have been duly elected and qualified;

2.	To ratify the Audit Committee’s selection of Marcum LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2015; and

3.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only the stockholders of record at the close of business on July 25, 2014 will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting.

By Order of the Board of Directors,

JAMES D. CASHEL

General Counsel and Corporate Secretary

Whippany, New Jersey

July 29, 2014

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE US THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES ARE VOTED.

35 MELANIE LANE, WHIPPANY, NEW JERSEY 07981

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Breeze-Eastern Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, September 16, 2014, at 10:00 a.m., local time, at 35 Melanie Lane, Whippany, New Jersey, and any adjournments or postponements thereof (the “Annual Meeting”).

For purposes of this proxy statement, the fiscal year of the Company ended March 31, 2014, may also be referred to as fiscal 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 16, 2014. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2014, ARE

AVAILABLE AT www.edocumentview.com/BZC.

VOTING AT THE ANNUAL MEETING

Who Can Vote

Only stockholders of record at the close of business on July 25, 2014, the record date, are entitled to notice of and to vote at the Annual Meeting, and at any postponements or adjournments thereof. As of the record date, 9,753,571 shares of our common stock, $0.01 par value per share (“Common Stock”), were issued and outstanding. Holders of our Common Stock are entitled to one vote per share for each proposal presented at the Annual Meeting. The Common Stock does not have cumulative voting rights.

How to Vote; How Proxies Work

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. Please complete, date and sign the enclosed proxy card and return it at your earliest convenience. The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of the proxy statement, form of proxy and any other material furnished to the stockholders by the Company in connection with the Annual Meeting. In addition to the solicitation of proxies by mail, employees of the Company may also solicit proxies by telephone or personal contact. These employees will not receive any special compensation in connection therewith. We have retained our transfer agent, Computershare, N.A. to assist in the mailing of the proxy statement and collection of proxies by mail from brokers and other nominees at an estimated cost of $7,500. In addition, we may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation. Our Annual Report on Form 10-K for the year ended March 31, 2014, which includes our consolidated financial statements, is being mailed to stockholders together with these proxy materials on or about August 4, 2014.

Any signed proxy not specifying to the contrary, and not designated as broker non-votes as described below, will be voted:

•	FOR the election of the directors; and

•	FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015.

Should any matters not described above be properly presented at the Annual Meeting, the proxy form authorizes the persons named in the proxy form, in their discretion, to vote upon such matters as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

What Constitutes a Quorum

The presence at the Annual Meeting in person or by proxy of holders of outstanding Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum.

What Vote is Required

Directors are elected by a plurality of the votes cast with a quorum present. The seven persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015.

How Abstentions and Broker Non-Votes Are Treated

Abstentions will be counted as shares that are present for purposes of determining a quorum. For the election of directors, abstentions are excluded entirely from the vote and do not have any effect on the outcome. For the other proposal abstentions are not counted in determining the votes cast.

A broker non-vote occurs when the broker holding shares in street name is unable to vote on a proposal because stock exchange rules prohibit a broker from voting on the matter without owner instructions. Relevant exchange rules provide that a broker holding shares for an owner in street name may not vote for a non-routine proposal or a stockholder proposal that is opposed by management, without voting instructions, whereas a broker may vote on routine matters without owner instructions. The election of directors is a non-routine item. Broker non-votes, if any, will be counted for quorum purposes, but not be counted as having been entitled to vote or as a vote cast and will have no effect on the outcome of the vote on this proposal. The ratification of the appointment of Marcum LLP is a routine item.

How to Revoke

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting. A stockholder who attends the Annual Meeting need not revoke the proxy and vote in person unless he or she wishes to do so. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. If you are a stockholder whose shares are not registered in your own name (i.e., not the record holder), you will need additional documentation from your record holder to vote personally at the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is elected annually. Our Certificate of Incorporation, as amended, and Bylaws, as amended and restated, provide that the number of directors of the Company shall be not less than five nor more than fifteen, with the exact number to be fixed by the Bylaws. The number of directors is currently fixed at seven.

It is the intention of the persons named in the accompanying form of proxy to vote for all of the nominees named below (the “Nominees”), unless other instructions are given.

Nominees:

1. Robert J. Kelly

2. Nelson Obus

3. William J. Recker

4. William M. Shockley

5. Frederick Wasserman

6. Charles A. Vehlow

7. Brad Pedersen

While all the Nominees have consented to serve as a director, in the event any Nominee is unable or subsequently declines to serve as a director at the time of the Annual Meeting, proxies will be voted for the election of a substitute proposed by the Board of Directors.

Approval by Stockholders

The seven director nominees who receive the greatest number of votes at the Annual Meeting will be elected to the Board. If you do not wish your shares to be voted for a particular Nominee named on the proxy form that accompanies this proxy statement, you may withhold your vote as provided on the proxy form.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE

Information Concerning Nominees to the Board of Directors

We believe that our Board should be composed of individuals with sophistication and experience in substantive areas that impact our business. We believe that experience, qualifications, or skills in the following areas are most important: experience in the aerospace/defense industry; regulatory; accounting and finance; capital markets; design, innovation and engineering; strategic planning; human resources and development practices; and board practices of public corporations. These areas are in addition to the personal qualifications described in this section. We believe that all of our current Board members possess the professional and personal experience, qualifications or skills necessary for board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies below. The principal occupation and business experience of our directors, for at least the past five years, is as follows:

Current Directors

Name	Position with the Company	Age	Director Since
Robert J. Kelly	Chairman of the Board	54	2011
Nelson Obus	Director	67	2012
Brad Pedersen	Director, President, and Chief Executive Officer	54	2012
William J. Recker	Director	71	1997
William M. Shockley	Director	52	2006
Frederick Wasserman	Director	60	2007
Charles A. Vehlow	Director	68	2013

Mr. Kelly has been employed by Tinicum, the management company of Tinicum Capital Partners II, L.P., since 1991. Mr. Kelly currently is a Director of Penn Engineering and Manufacturing Corp, a leading manufacturer of specialty fasteners, and also serves on the board of Enesco, LLC. Mr. Kelly has in the past served as an observer on the board of X-Rite, Inc., as a director of Accuride Corporation (a manufacturer and supplier of commercial vehicle components) and as a director of a number of Tinicum portfolio companies. Prior to joining Tinicum, Mr. Kelly held positions at Pacific Telesis and Bain & Company. Mr. Kelly is a

graduate of Yale College and the Stanford University Graduate School of Business. Mr. Kelly has extensive investment expertise and considerable experience serving on the boards of public and private companies, all of which strengthens the Board’s collective qualifications, skills and experience.

Mr. Obus has served as president of Wynnefield Capital, Inc. since 1992 and as a managing member of Wynnefield Capital Management, LLC since January 1997. Wynnefield Capital Management manages two private investment funds and Wynnefield Capital, Inc. manages one private investment fund, all three of which invest in small-cap value U.S. public companies. Mr. Obus served as a member of the board of directors of Gilman Ciocia, Inc., a company that provides income tax return preparation, accounting and financial planning services from September 2007 to January 2012. Mr. Obus also serves on the board of directors of Layne Christensen Company, a diversified natural resources company with interests in water, mineral drilling and energy. Mr. Obus has significant experience in management and finance, both of which strengthen the Board’s collective qualifications, skills, and experience.

Mr. Pedersen has been a director our President and Chief Executive Officer since May 2012. He previously served as the President of New Jersey-based Airborne Systems Group, a multi-national developer and manufacturer of parachutes and related aerospace products, from 2011 to 2012, and as Chief Operating Officer North America from 2006 to 2011. Before joining Airborne, from 2000 to 2006, Mr. Pedersen held several positions at Sikorsky Aircraft Corp., including Canadian Maritime Helicopter Project Program Manager, UH-60M Program Manager, and Director of Advanced Programs (R&D), and a leadership position in the Mergers and Acquisitions group. Before joining Sikorsky, Mr. Pedersen, from 1983 to 2000, served in a variety of roles at Boeing, including Director — International Apache Programs, Director – Ordnance Programs, Program Manager — Advanced Programs and Flight Test Engineer. Mr. Pedersen received a Bachelors of Science in Aeronautical Engineering Technology, and a Masters of Business Administration from Arizona State University. Mr. Pedersen has extensive engineering knowledge along with significant experience in the aerospace industry, all of which strengthen the Board’s collective qualifications, skills, and experience.

Mr. Recker is currently Chairman of the Pittsburgh Energy Innovation Center. He serves on the boards of directors of several private high technology startup companies and non-profit organizations. Mr. Recker’s experience as a business leader and general management executive make him a strong contributor to Board discussions of people and strategy and strengthens the Board’s collective qualifications, skills, and experience.

Mr. Shockley has been a member of the general partner of Tinicum Capital Partners II, L.P., a private equity fund, since 2004. From May 2005 through June 2006 he was the President and Chief Executive Officer of Penn Engineering & Manufacturing Corporation, a leading manufacturer of specialty fasteners and a portfolio company of Tinicum Capital Partners. Mr. Shockley was Chief Financial Officer of SPS Technologies, Inc., a leading manufacturer of specialty fasteners, materials and components for the aerospace, industrial and automotive markets, from 1995 to 2003. Mr. Shockley’s financial sophistication and expertise, experience in general management, handling environmental matters, and broad aerospace and defense industry experience strengthen the Board’s collective qualifications, skills, and experience.

Mr. Wasserman is currently President of FGW Partners LLC, a company which provides financial and management consulting services. Mr. Wasserman has held this position since May 2008. From January 1, 2007 to May 2008, Mr. Wasserman was a financial and management consultant. Prior to December 31, 2006, Mr. Wasserman was the Chief Operating/

Financial Officer of Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of the German specialty gift maker, from 2002 to 2005 and as its Chief Financial Officer from 2001 to 2005. Mr. Wasserman served as a director of Allied Defense Group, Inc. from 2006 to 2010, Crown Crafts, Inc. from 2007 to 2010, Acme Communications, Inc. from 2006 to 2013 and Gilman and Ciocia, Inc. from 2007 to 2013. Mr. Wasserman currently serves as a director of DLH Holdings Corp. (formerly TeamStaff Inc.), MAM Software Inc. (formerly AfterSoft, Inc.), National Holdings Corporation and SMTC Corporation. Mr. Wasserman’s financial expertise and experience in serving on the board of directors of other public companies strengthen the Board’s collective qualifications, skills, and experience.

Mr. Vehlow is currently the President of Gauntlet Aviation, a company that he founded in 2007, which provides consulting and support services to companies throughout the aviation industry. Prior to this, he served in a variety of roles for various defense contractors, including as the Chief Executive Officer of Metal Storm Ltd., a publicly-traded company, from 2002 to 2004. Mr. Vehlow has extensive military experience and served in both Vietnam and Korea. As an Associate Professor at the US Military Academy, he developed and taught a helicopter design course and was also an Executive Assistant to the US Army Deputy Chief of Staff for Research, Development and Acquisition at the Pentagon. He currently serves a director of Geco Incorporated and SI2 Corporation. As a Boeing Vice President, Mr. Vehlow led the design, development, testing and production program for the AH-640 Longbow Apache Helicopter. He was also the Vice President / General Manager of the Boeing Helicopter Division, responsible for Apache, Chinook, V-22 Osprey and Commanche helicopter programs. Mr. Vehlow holds a Bachelors of Science in Engineering from West Point and a Masters of Science in Aerospace Engineering from the Massachusetts Institute of Technology. He also holds a Masters of Business Administration in Management from Long Island University. Mr. Vehlow has extensive engineering knowledge and significant experience in the military and in the defense industry, all of which strengthen the Board’s collective qualifications, skills and experience.

THE BOARD OF DIRECTORS

Meetings and Remuneration

During fiscal 2014, the Board held eight meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during fiscal 2014 and (ii) the total number of meetings held by all committees of the Board on which he or she served during that period.

Director Attendance at Annual Meetings

The policy of our Board is that all directors should attend annual meetings of stockholders and are not separately compensated for their attendance, although out-of-pocket expenses are reimbursed. All members of the Board attended our 2013 Annual Meeting.

Security Holder Recommendations of Director Candidates

The Nominating Committee currently has no specific policy regarding recommendations for nominees to the Board from security holders. Security holders are permitted to nominate candidates for director in person at each annual meeting of stockholders. The Nominating Committee will consider nominees recommended by stockholders in writing to the Secretary of the Company.

Director Independence

The Board governance policies provide that all outside directors should be independent. We maintain compliance with the NYSE MKT listing standards and have adopted the independence criteria of NYSE MKT for purposes of determining director independence for the Board and its committees.

The Board has affirmatively determined that none of the current members of the Board and none of the members of the Board during fiscal 2014, except for Mr. Pedersen, has or had a material relationship with the Company, and that each director, except Mr. Pedersen, qualifies and at all times qualified as independent under the NYSE MKT independence criteria.

Committees

The Board has a standing Audit Committee, Governance and Nominating Committee (“Nominating Committee”), Incentive & Compensation Committee (the “Compensation Committee”), and Strategic Planning Committee.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee reviews with our independent registered public accounting firm the results of the firm’s annual examination, advises the Board regarding its findings and provides assistance to the Board in matters involving financial statements and financial controls. The Audit Committee is comprised of Messrs. Wasserman (Chair), Obus and Recker. The Board has determined that each member of the Audit Committee meets the independence standards set forth in Rule 10A-3 promulgated under the Exchange Act and the independence standards set forth in the NYSE MKT Company Guide. The Board has determined that Mr. Wasserman qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K, promulgated under the Exchange Act. The Audit Committee held four meetings during fiscal 2014.

The Audit Committee operates under a written charter adopted by the Board, which is reviewed annually. The charter is available on our website at http://investors.breeze-eastern.com/phoenix. zhtml?c=114678&p=irol-govHighlights. Under the charter, the Audit Committee is required to pre-approve the audit and non-audit services to be performed by our independent registered public accounting firm.

Nominating Committee

The Nominating Committee establishes the criteria for, and reviews the qualifications of individuals with respect to, nomination to the Board and to committees of the Board. In addition, the Nominating Committee also presents recommendations for replacement directors when vacancies occur on the Board or committees thereof. The Nominating Committee will consider nominees recommended by stockholders in writing to the Secretary of the Company (mail to 35 Melanie Lane, Whippany, NJ 07981). The Committee is currently comprised of Messrs. Obus (Chair), Kelly, Shockley and Vehlow, each of whom satisfy the independence standards established by NYSE MKT. Mr. Sarachek served on the Committee from April 1, 2013 to September 12, 2013. Mr. Vehlow joined the Committee after his election to the Board on September 12, 2013. This Committee held one formal meeting during fiscal 2014.

The Nominating Committee operates under a written charter, which is reviewed annually. The charter is available on our website at http://investors.breeze-eastern.com/phoenix.zhtml?c=114678&p=irol-govHighlights.

Director Nomination Process

The Nominating Committee is comprised entirely of directors who meet applicable independence requirements of NYSE MKT and is responsible for overseeing the process of nominating individuals to stand for election as directors.

Our process of director nominations takes into consideration individuals recommended by members of the Board as well as from other sources. The Nominating Committee Charter provides that the committee may retain a professional search firm for such purpose if it is deemed necessary, and further provides that the Committee shall select such firm in its sole discretion. We have no policy for reviewing candidates recommended by stockholders, however, as stated in the Committee’s Charter, the Committee will consider nominees recommended by stockholders.

The Nominating Committee’s process for identifying and evaluating director candidates is as follows: The Committee may retain a professional search firm to assist the Committee in managing the overall process, including the identification of director candidates who meet certain criteria set from time to time by the Committee. All potential candidates, including those recommended by current directors or shareholders, are reviewed by the Nominating Committee, and by the search firm, if one has been engaged. In the course of this review, some candidates are eliminated from further consideration because of conflicts of interest, a determination that the director candidate has insufficient time to dedicate to board service, or other relevant reasons. The Nominating Committee then decides which of the remaining candidates are qualified and deserving of further consideration. The Nominating Committee then discusses these candidates, decides which of them, if any, should be pursued, gathers additional information if desired, conducts interviews and decides whether to recommend one or more candidates to the Board for nomination. The Board discusses the Nominating Committee’s recommended candidates, decides if any additional interviews or further background information is desirable and, if not, decides whether to nominate one or more candidates. Those nominees are named in the proxy statement for election by the stockholders at the Annual Meeting (or, if between Annual Meetings, the nominees may be appointed by the Board itself).

In order to be recommended by the Nominating Committee, a candidate must meet the following minimum qualifications: integrity, personal ability, intelligence, relevant business background, expertise in areas of importance to our objectives, and a commitment to uphold our Code of Business Conduct, including our Standards of Conduct for Directors. The Code of Business Conduct and the Standards of Conduct for Directors can be found on our website at http://investors.breeze-eastern.com/phoenix.zhtml?c=114678&p=irol-govHighlights.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee our business.

Compensation Committee

The Compensation Committee oversees our long term incentive plans and approves bonuses, grants stock options and awards restricted stock under the terms of such plans. Additional discussion of the Compensation Committee’s role is set forth in the section entitled “Objectives and Philosophy of Executive Compensation”. The Compensation Committee is composed entirely of independent Board members, as determined in accordance with the criteria of the NYSE MKT. The Compensation Committee does not establish the amount or form of director compensation, as this determination is made and approved by the full Board of Directors. The Compensation

Committee, which currently consists of Messrs. Shockley (Chair), Kelly, and Wasserman, held one formal meeting during fiscal 2014.

The Compensation Committee operates under a written charter adopted by the Board, which is reviewed annually. The charter is available on our website at http://investors.breeze-eastern.com/phoenix.zhtml?c=114678&p=irol-govHighlights.

Strategic Planning Committee

The Strategic Planning Committee reviews the strategies proposed by management and provides guidance with respect to such strategies. The Strategic Planning Committee also reviews achievement of key milestones as determined by management and the Committee. The Strategic Planning Committee is currently comprised of Messrs. Recker (Chair), Obus, Shockley, and Vehlow. Mr. Sarachek served on the Committee from April 1, 2013 to September 12, 2013. Mr. Vehlow joined the Committee after his election to the Board on September 12, 2013. The Strategic Planning Committee held three meetings during fiscal 2014.

The Strategic Planning Committee operates under a written charter adopted by the Board, which is reviewed annually. The charter is available on our website at http://investors.breeze-eastern.com/phoenix.zhtml?c=114678&p=irol-govHighlights.

Stockholder Communications to the Board

The Board of Directors has established the following process for stockholders to send communications to it. Stockholders who wish to communicate with the Board, or specific individual directors, may do so by directing correspondence addressed to such directors or director in care of James D. Cashel, Secretary, at our principal executive offices. Such correspondence must display that it is a stockholder-Board communication and whether the intended recipients are all or individual members of the Board. The Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to our business or governance or are otherwise inappropriate. The Secretary shall promptly forward any and all appropriate stockholder communications to the entire Board or the individual director, as appropriate.

Code of Business Conduct

The Board has approved a Code of Business Conduct for the Company that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. We have provided training for all employees on the Code of Business Conduct and require that all directors, officers and employees abide by the Code of Business Conduct, which is available on our website at http://investors.breeze-eastern.com/phoenix.zhtml?c=114678&p=irol-govHighlights. We do not anticipate making amendments to or waivers from the provisions of our Code of Business Conduct. If we make any amendments to our Code of Business Conduct, or if our Board of Directors grants any waiver from a provision thereof for our principal executive officer, our principal financial officer or our principal accounting officer, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver on our website.

Board of Directors Leadership Structure

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes that it is in our best interest to make that determination of whether or not to separate the roles based on the position and direction of the Company and the membership of the Board. At the present time, the Board has determined that having an independent director serve as Chairman is in the best interest of our stockholders. This structure ensures a greater role for the independent directors in Company oversight and active participation of the independent directors in setting agendas and establishing Board priorities. Further, this structure permits our Chief Executive Officer to focus on managing the day-to-day affairs of the Company.

Risk Management

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (i) timely identify the material risks that we face, (ii) communicate necessary information with respect to material risks to senior executives, and, as appropriate, to the Board or relevant Board committee, (iii) implement appropriate and responsive risk management strategies consistent with our risk profile, and (iv) integrate risk management into our decision making.

The Audit Committee reviews and discusses with management the policies and guidelines by which management assesses and manages the Company’s risks, and the Audit Committee makes periodic reports to the Board regarding briefings provided by management as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of our risk management processes.

In addition to our corporate compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for the Company.

DIRECTOR COMPENSATION

The following table sets forth the compensation for fiscal 2014 for those persons who served as members of our Board of Directors during fiscal 2014:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Total ($)

Robert J. Kelly	20,000	30,000	50,000
Nelson Obus	20,000	30,000	50,000
William J. Recker	20,000	30,000	50,000
Russell M. Sarachek (4)	13,397	—	13,397
William M. Shockley	20,000	30,000	50,000
Frederick Wasserman	20,000	30,000	50,000
Charles A. Vehlow	6,033	30,000	36,033

(1)	Mr. Pedersen has been omitted from this table as he served as a management member of the Board of Directors and was not separately compensated for his respective service on the Board of Directors.

(2)

Represents the grant date fair value of the award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation — Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the awards are set forth in Note 9 of our Financial Statements set forth in our annual report on Form 10-K for the year ended March 31, 2014.

(3)

The stock awards granted to directors during fiscal 2014 were granted as of September 12, 2013, at which date the stock price was $9.24, resulting in an award of 3,247 restricted shares to each of Messrs. Kelly, Obus, Recker, Shockley, Wasserman and Vehlow.

(4)	Mr. Sarachek did not stand for re-election as a member of the Board of Directors at the 2013 Annual Meeting.

Directors who are not employees of the Company or any of its subsidiaries receive an annual retainer of $20,000 in cash and $30,000 payable in shares of our Common Stock in the form of a restricted stock award. The number of shares awarded is determined by dividing $30,000 by the closing price of our Common

Stock on the date of the annual meeting of stockholders each year. The stock is awarded to the directors in advance for the balance of their term within a reasonable time following election or re-election to the Board.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table sets out certain information regarding the beneficial ownership of our Common Stock as of July 25, 2014 (except as referenced in the footnotes) by (i) each person who is known by the Company to be the beneficial owner of 5% or more of our Common

Stock, (ii) each director and nominee for director of the Company, individually, (iii) the Chief Executive Officer of the Company, (iv) all executive officers named in our summary compensation table, and (v) all directors, nominees for director and executive officers as a group. Except as otherwise indicated, the address of each person is 35 Melanie Lane, Whippany, New Jersey 07981.

Name	Number of Shares of Common Stock (1)		Percentage of Common Stock (1)

Tinicum Capital Partners II, L.P.	3,303,373	(2)	33.87%
800 Third Avenue 40th Floor
New York, NY 10022

Wynnefield Partners Small Cap Value, L.P.	2,117,911	(3)	21.71%
450 Seventh Avenue, Suite 509
New York, NY 10123

T. Rowe Price Associates, Inc.	553,820	(4)	5.68%
100 E. Pratt Street
Baltimore, MD 21202

VN Capital Fund I, L.P.	1,204,198	(5)	12.35%
1133 Broadway, Suite 1609
New York, NY 10010

Directors, Nominees and Executive Officers
Robert J. Kelly	10,645	(6)	*
Nelson Obus	2,127,577	(7)	21.81%
William J. Recker	314,689		3.23%
William M. Shockley	27,812	(8)	*
Frederick Wasserman	25,237		*
Brad Pedersen	264,551	(9)	*
Charles A. Vehlow	3,247		*
Mark D. Mishler	73,103	(10)	*
James D. Cashel	34,865	(11)	*
Directors, nominees and executive officers as a group (9 persons)	2,858,623	(12)	29.31%

*	Less than 1%.

(1)

Except as set out in these footnotes, the persons named in this table have sole voting power and investment power with respect to all shares of our Common Stock shown as beneficially owned by them, subject to community property laws where applicable. References in these footnotes to “shares,” unless otherwise specified, are to shares of Common Stock. The percentages of Common Stock shown are based upon the 9,753,571 shares of Common Stock outstanding as of July 25, 2014.

(2)

Based on a Schedule 13D/A filed with the SEC on October 6, 2011 by Tinicum Capital Partners II, L.P. (“TCP”). For purposes of the reporting requirements of the Exchange Act, TCP (and Tinicum Capital Partners II Parallel Fund, L.P. (“TCPP”) with respect to 17,220 shares) is deemed to be a beneficial owner of such securities; TCP and TCPP each disclaim beneficial ownership of shares held by the other, respectively. If TCP and TCPP are each deemed to beneficially own shares held by the other, TCP and TCPP’s aggregate beneficial ownership would be 3,303,373 shares, or approximately 33.87% of our outstanding Common Stock. Messrs. Eric Ruttenberg and Terence O’Toole are Co-Managing Members of Tinicum Lantern II, L.L.C., the general partner of TCP and TCPP, and are the control persons of TCP and TCPP.

(3)

Based on a Schedule 13D filed with the SEC on October 7, 2011, by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I., Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II, L.P., Nelson Obus, Joshua Landes, Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. Wynnefield Capital Management, LLC reported that it holds an indirect beneficial interest in 1,356,902 shares which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value, L.P.I., Wynnefield Capital, Inc. reported that it holds an indirect beneficial interest in the 722,609 shares which are directly beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd. Nelson Obus reported that he holds an indirect beneficial interest in 38,400 shares which are directly beneficially owned by Channel Partnership II, L.P. Nelson Obus and Joshua Landes are the control persons of each of these entities.

(4)

Based on a Schedule 13G filed with the SEC on December 31, 2013, jointly by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Small-Cap Value Fund, Inc. (“Price Small-Cap”). These securities are owned by various individual and institutional investors including Price Small Cap (which owns 553,820 shares, representing 5.68% of the shares outstanding, which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)

Based on a Form 4 filed with the SEC on May 30, 2014, by VN Capital Management, LLC, Joinville Capital Management, LLC, James T. Vanasek, and Patrick Donnell Noone. As the general partner of VN Capital Fund I, L.P., VN Capital Management, LLC and Joinville Capital Management, LLC may be deemed to indirectly beneficially own the 874,553 shares which are directly beneficially owned by VN Capital Fund I, L.P. As the managing members of VN Capital Management, LLC and Joinville Capital Management, LLC, Mr. Vanasek and Mr. Noone may be deemed to indirectly beneficially own the 874,553 shares which are directly beneficially owned by VN Capital Fund I, L.P. VN Capital Management, LLC acts as the investment manager for PVF-JD, a Delaware limited partnership, and as a result is deemed to beneficially own the 329,645 shares owned by PVF-JD.

(6)

Mr. Kelly is a member of Tinicum Lantern II, L.L.C., the general partner of Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P., and, as such, may have an indirect interest in 3,303,373 shares owned by Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P., as reported in the Schedule 13D/A filed with the SEC on October 6, 2011.

(7)

Includes 2,117,911 shares owned Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I., Wynnefield Small Cap Value Offshore Fund, Ltd.; Channel Partnership II, L.P.; Wynnefield Capital Management, LLC; and Wynnefield Capital, Inc., as reported in the Schedule 13D/A filed with the SEC on October 7, 2011. Mr. Obus is a control person of the foregoing entities and therefore may be deemed to indirectly beneficially own the 2,117,911 shares owned by such entities.

(8)

Mr. Shockley is a member of Tinicum Lantern II, L.L.C., the general partner of Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P., and, as such, may have an indirect interest in 3,303,373 shares owned by Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P., as reported in a Schedule 13D/A filed with the SEC on October 6, 2011.

(9)	Includes 250,000 shares issuable upon exercise of options. Does not include 150,000 shares issuable upon exercise of options subject to vesting.

(10)

Includes 49,333 shares issuable upon exercise of options. Does not include 2,667 shares issuable upon exercise of options subject to vesting. As of June 11, 2014, Mr. Mishler is no longer employed by the Company.

(11)	Includes 34,000 shares issuable upon exercise of options. Does not include 36,000 shares issuable upon exercise of options subject to vesting.

(12)

Includes 284,000 shares issuable upon exercise of options, and includes 50,000 shares issuable upon exercise of options by Serge Dupuis, who joined the Company as Chief Financial Officer and Treasurer on June 16, 2014. Excludes shares beneficially owned by Mr. Mishler as he is no longer employed by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who beneficially own more than 10 percent of our Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Directors, executive officers, and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us or filed with the SEC, we believe that during fiscal 2014, all persons subject to the reporting requirements of Section 16(a) with respect to the Company filed the required reports on a timely basis, except that (i) Messrs. Shockley, Obus, Recker, Kelly, Wasserman, Vehlow and Pedersen each failed to timely file one Form 4 that reported one transaction, and (ii) Mr. Vehlow failed to timely file one Form 3.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

Set out in the table below are the names, ages and positions held by executive officers of the Company.

Name	Position with the Company	Age	Executive Officer Since
Brad Pedersen	President and Chief Executive Officer	54	2012
Serge Dupuis	Chief Financial Officer and Treasurer	53	2014
James D. Cashel	General Counsel and Corporate Secretary	52	2013

Our executive officers are appointed by and serve at the discretion of the Board. No arrangement exists between any executive officer and any other person or persons other than the Company pursuant to which any executive officer was or is to be selected as an executive officer. None of the executive officers has any family relationship to any nominee for director or to any other executive officer of the Company. Set out below is a brief description of the business experience for the previous ten years of Messrs. Dupuis and Cashel, who are not members of our Board. For information concerning the business experience of Mr. Pedersen, see “Information Concerning Nominees to the Board of Directors,” above.

Mr. Dupuis has been Chief Financial Officer and Treasurer of the Company since June 2014. From 2012 to June 2014, Mr Dupuis served as Vice President of Finance for AAR Airlift Group, a provider of expeditionary airlift, specialized aircraft modifications, and other products and services for government and defense customers. Prior to joining AAR Airlift Group, Mr. Dupuis was Chief Financial Officer for Cari-All Group / Technibilt Ltd., a manufacturer of shopping carts, shelving and backroom equipment, from 2009 to 2012. Prior to joining Cari-All Group / Technibilt Ltd., Mr. Dupuis served as Vice President of Finance for Precor Incorporated, a manufacturer of fitness equipment for the commercial and consumer markets, from 2003 to 2009. He is a graduate of the Universite du Quebec a Montreal. Mr. Dupuis has been a Canadian CPA since 1986.

Mr. Cashel has been General Counsel and Corporate Secretary since June 2013. Mr. Cashel served as General Counsel of Environmental Tectonics Corporation, a manufacturer of training simulators for a variety of markets, from December 2008 to June 2013. He served as Corporate Secretary of Environmental Tectonics Corporation from July 2009 to June 2013. From 1997 to 2008, Mr. Cashel was in private law practice. From May 1998 to December 2008, he practiced law at Montgomery, McCracken, Walker and Rhoads, LLP, having served as a partner from 2003 to 2008. Mr. Cashel, who is also a chemical engineer and registered patent attorney, was employed in various engineering positions from 1987 to 1994.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Shockley (Chair), Kelly and Wasserman. The Committee has determined that none of our executive officers served as a member of the board of directors or compensation committee (or of another committee engaged in activities similar to that of a compensation committee) of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee. In addition, no member of our Compensation Committee has at any time been an officer or employee of the Company. Accordingly, there were no interlocks with other companies within the meaning of the SEC’s proxy rules during fiscal 2014.

Objectives and Philosophy of Executive Compensation

Role of the Compensation Committee.    The Compensation Committee oversees our long term incentive plans and approves bonuses, grants stock options and awards restricted stock under the terms of such plans. The Compensation Committee also approves the compensation of department heads reporting to the Chief Executive Officer and of employees earning, or proposed to earn, $125,000 or more per year. The Compensation Committee recommends for approval by the Board the compensation of the Chief Executive Officer and the Chief Financial Officer.

Determining Compensation.    We rely upon our judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. Specific factors affecting compensation decisions for executive officers include:

•

achieving specific operational goals and key financial measurements such as revenue, operating profit, EBITDA, earnings per share, and operating margins, referring to the applicable annual budget (the “Annual Budget”) of the Company for each fiscal year as approved by the Board;

•	promoting commercial excellence by being a leading market player and attracting and retaining customers;

•	achieving excellence in their organizational structure and among their employees; and
•	supporting Company values by promoting a culture of unyielding integrity through compliance with law and our ethics policies, as well as a commitment to community leadership.

We do not attempt to maintain a certain target percentile within a peer group. We incorporate flexibility into our compensation programs and in the assessment process in an attempt to respond and adjust to the evolving business environment. In addition, when determining compensation, we attempt to carefully balance the need to fairly compensate our executives with the need to keep our costs and expenses under control.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions; we use it as another tool to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards.

Role of Compensation Consultant.    Neither the Company nor the Compensation Committee had any contractual arrangement during fiscal 2014 with any compensation consultant who has a role in determining or recommending the amount or form of senior executive or director compensation. In the future, either the Company or the Compensation Committee may, in their sole discretion, engage or seek the advice of compensation consultants.

Alignment.    We seek to align the interests of our executive officers with those of our stockholders by evaluating executive performance on the basis of key financial measurements referred to above, which measurements we believe closely correlate to long-term stockholder value. The key element of compensation that is intended to align the interests of our executives with our stockholders is equity incentive compensation, which links a portion of compensation to stockholder value because the total value of those awards corresponds to stock price appreciation.

Role of the Committee and CEO.    The Compensation Committee has primary responsibility for overseeing the development of executive succession plans. As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation program for the CEO, the CFO and the other named executive officers, if any. The Compensation Committee determines the CEO’s compensation in light of the goals and objectives of the compensation program. The CEO and the Compensation Committee together assess the performance of the other executives and the Compensation Committee determines their compensation, based on initial recommendations from the CEO. The other executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO.

Base salary.    Base salaries for our executive officers depend on the scope of their responsibilities, their performance, and the period over which they have performed those responsibilities. Base salaries are reviewed annually, but are not automatically increased if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives. This strategy is consistent with our primary intent of offering compensation that is contingent on the achievement of performance objectives.

Bonus.    Our CEO reviews with the Compensation Committee our full-year financial results against the financial, strategic and operational goals established for the year and our financial performance in prior periods. After reviewing the final full year results, the Compensation Committee approves total bonuses that may be awarded from the maximum fund available. Bonuses are generally paid within 30 days after the Board’s approval of the audited financial statements of the Company for the applicable fiscal year, with the exact date of payment being determined by the Board in its sole and absolute discretion.

The methodology for determining bonuses is set out in an incentive compensation plan (“Incentive Compensation Plan”) reviewed and approved by the Board and which is intended to be consistent with the Compensation Committee’s philosophy regarding executive compensation. The compensation reflected in this proxy statement reflects the application of the Incentive Compensation Plan to fiscal 2014.

The Incentive Compensation Plan has an annual bonus feature which is an important tool in providing incentives for short-term and long-term performance. Bonus awards are paid upon achieving or exceeding target levels of quantitative performance measures. Such performance measures are tied directly to our annual business plan. Executive officers earn no bonus unless 80% of the Annual Budget’s profit goals are met. Thus, the Incentive

Compensation Plan measures performance against Board-approved targets for EBITDA, return on working capital, and individual bonus objectives and performance metrics.

Stock options and restricted stock awards.    Our equity incentive compensation program, which consists mainly of the Breeze-Eastern Corporation 2012 Incentive Compensation Plan (the “2012 Plan”), is intended to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executives with our stockholders and retain the executives through the term of the awards. We consider the grant size and the appropriate combination of stock options and restricted stock awards when making award decisions. The amount of equity incentive compensation granted in fiscal 2014 was based, in part, upon our overall strategic, operational and financial performance and is intended to reflect our expectations regarding our executives’ contributions to our future success.

We believe that providing combined grants of stock options and restricted stock awards effectively balances our objective of focusing the executive officers on delivering long-term value to our stockholders with our objective of providing value to the executives with the equity awards. Stock options only have value to the extent the price of our stock on the date of exercise exceeds the exercise price on grant date, and, thus, we believe are an effective compensation element only if the stock price grows over the term of the award. In this sense, we believe that stock options are an effective motivational tool. Restricted stock awards offer executives the opportunity to sell or hold shares of our stock on the date the restriction lapses. In this regard, restricted stock awards serve both to reward and retain executives, as the value of the restricted stock awards is linked to the price of our stock.

Equity Grant Practices.    The exercise price of each stock option awarded to our senior executives under our 2012 Plan is the closing price of our stock on the date of the Compensation Committee meeting at which equity awards for senior executives are determined. The calendar for setting meeting dates of the Board and of the Compensation Committee to consider grants is generally reviewed at the organization meeting of the Board following the annual meeting of stockholders. Meeting dates are set without regard to anticipated earnings or other major announcements by the Company.

Pension Plans.    We do not offer a defined benefit plan. Executive and rank-and-file employees are eligible to participate in our defined contribution plan, commonly known as a 401(k) plan.

Other Compensation.    Our named executive officers are offered and may choose to participate in the same benefit programs as all of our other employees, which include: a Company match of $.50 for every $1.00 of compensation saved under the Company’s 401(k) plan up to a maximum of 3% of compensation for plan purposes, and a profit sharing contribution under the 401(k) plan paid following the end of the fiscal year equal to 3% of eligible earnings, premiums paid on life and disability policies, and actual expenses paid on medical, dental and prescriptions net of the named employee’s contribution. Other than the foregoing reimbursements, there are no benefits that are offered solely to our named executive officers. Payment for these benefits is reflected in the “All Other Compensation” column of the Summary Compensation Table below.

Potential Impact on Compensation from Executive Misconduct.    If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board will take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline may vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct results in a significant restatement of our financial results, seeking reimbursement in accordance with applicable law of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies are in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Dodd-Frank Clawback of Incentive Compensation.    Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection

Act (“Dodd-Frank”) requires that we adopt (i) a policy to disclose “incentive-based compensation” (which Section 954 of Dodd-Frank does not define) that is based upon financial information that is required to be reported under the federal securities laws and (ii) a policy requiring us to recover any amount of “incentive based compensation” paid to any current or former executive that exceeds the amount which would have been paid under an accounting restatement in the three years prior to the date on which we were required to prepare the restatement. The SEC has not yet adopted regulations with respect to either policy required under Section 954 of Dodd-Frank. The clawback requirement under Section 954 applies irrespective of any misconduct or fault on the part of any such current or former executive. The Board is currently evaluating the requirements under Dodd-Frank and how it affects the Company, including analyzing both the disclosure policy and the clawback policy required under Dodd-Frank.

Compensation for the Named Executive Officers

SUMMARY COMPENSATION TABLE

The following table sets forth for each of the named executive officers (as defined in Item 402(m)(2) of Regulation S-K) the compensation for fiscal 2014 and 2013 for services provided to us in all capacities.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (1)	Nonequity Incentive Plan Compensation ($)		All Other Compensation ($) (2)		Total ($)
Brad Pedersen	2014	358,508	244,702	(3)	43,189	(4)	—	—	(5)	46,955		693,354
President and Chief Executive Officer	2013	301,539	336,975	(6)	30,528	(7)	803,500	—	(5)	160,345	(8)	1,632,887
Mark D. Mishler (9)	2014	248,884	95,740	(10)	10,636	(11)	—	—	(5)	27,414		382,674
Former Senior Vice President, Chief Financial Officer, and Treasurer	2013	241,774	110,912	(12)	19,572	(13)	—	—	(5)	76,755		449,013
James D. Cashel (14)	2014	143,019	82,339	(15)	8,598	(16)	142,040	—	(5)	46,663	(17)	422,659
General Counsel and Corporate Secretary	2013	—	—		—		—	—		—		—

(1)

Represents the grant date fair value of the award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation – Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the awards are set forth in Note 9 of our Financial Statements set forth in our annual report on Form 10-K for the year ended March 31, 2014.

(2)

“All Other Compensation” includes matching and non-matching contributions paid pursuant to the Company’s 401(k) plan, to which all participants in the plan are eligible, and payments made in connection with the Company’s health and welfare plan.

(3)	Consists of a cash bonus earned by Mr. Pedersen in fiscal 2014 that was paid in fiscal 2015.

(4)	Includes 4,345 shares of restricted stock earned as a bonus by Mr. Pedersen in fiscal 2014 which was granted to him in fiscal 2015.

(5)

The cash bonus awarded to Messrs. Pedersen, Mishler and Cashel was calculated in accordance with the performance measures set forth in the Incentive Compensation Plan, which is described in additional detail under the heading “Objectives and Philosophy of Executive Compensation” above. The bonus is set forth under the “Bonus” column of this Summary Compensation Table.

(6)	Consists of a cash bonus earned by Mr. Pedersen in fiscal 2013 that was paid in fiscal 2014.

(7)	Includes 3,656 shares of restricted stock earned as a bonus by Mr. Pedersen in fiscal 2013 which was granted to him in fiscal 2014.

(8)	Includes reimbursement to Mr. Pedersen for relocating his New Jersey residence.

(9)	As of June 11, 2014, Mr. Mishler is no longer employed by the Company. On June 16, 2014, Serge Dupuis joined the Company as Chief Financial Officer and Treasurer.

(10)	Consists of a cash bonus earned by Mr. Mishler in fiscal 2014 that was paid in fiscal 2015.

(11)	Includes 1,070 shares of restricted stock earned as a bonus by Mr. Mishler in fiscal 2014 which was granted to him in fiscal 2015.

(12)	Consists of a cash bonus earned by Mr. Mishler in fiscal 2013 that was paid in fiscal 2014.

(13)	Includes 2,344 shares of restricted stock earned as a bonus by Mr. Mishler in fiscal 2013 which was granted to him in fiscal 2014.

(14)	Mr. Cashel joined the Company as General Counsel and Corporate Secretary in June 2013.

(15)	Consists of a cash bonus earned by Mr. Cashel in Fiscal 2014 that was paid in fiscal 2015.

(16)	Includes 865 shares of restricted stock earned as a bonus by Mr. Cashel in fiscal 2014 which was granted to him in fiscal 2015.

(17)	Includes reimbursement to Mr. Cashel for relocating his Pennsylvania residence.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on outstanding option and stock awards held by the named executive officers at fiscal year-end, including the number of shares underlying both exercisable and un-exercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Brad Pedersen	5/22/12	150,000	250,000	8.10	5/22/22	—	—
	6/7/13					3,656	36,121
Mark D. Mishler (4)	1/6/10	14,000	—	6.20	1/6/20	—	—
	4/1/10	26,000	—	6.20	4/1/20	—	—
	9/23/10	4,000	—	6.89	9/23/20	—	—
	10/6/11	5,333	2,667	8.80	10/6/21	—	—
	6/7/13					2,344	23,159
James D. Cashel	6/10/13	16,000	54,000	8.61	6/10/23	—	—

(1)

Options granted prior to calendar 2012 become exercisable in equal amounts on each of the three anniversaries following the date of grant. Options granted in calendar 2012 and subsequent periods become exercisable as various market conditions are met.

(2)	Awards become vested in equal amounts on each of the three anniversaries following the date of grant.

(3)	Market value at March 30, 2014, based on closing market price of our Common Stock on March 31, 2014 of $9.88 per share.

(4)	As of June 11, 2014, Mr. Mishler is no longer employed by the Company. On June 16, 2014, Serge Dupuis joined the Company as Chief Financial Officer and Treasurer.

(5)

In June 2013, in connection with the hiring of Mr. Cashel as General Counsel, we granted to Mr. Cashel an option to purchase 70,000 shares of our Common Stock. The option has a term of ten years and an exercise price of $8.61 per share. The option to Mr. Cashel vests as follows: (i) options to purchase eight thousand (8,000) Shares vested immediately upon the grant; (ii) options to purchase eight thousand 8,000) Shares vested when the average closing price of the Common Stock for the preceding thirty (30) days (the “Trailing Price”) exceeded eight dollars and fifty cents ($8.50); (iii) at any time after the first anniversary of the Options Issue Date, (A) options to purchase nine thousand (9,000) Shares will vest when the Trailing Price exceeds nine dollars and fifty cents ($9.50), and (B) options to purchase nine thousand (9,000) Shares will vest when the Trailing Price exceeds ten dollars and fifty cents ($10.50); (iv) at any time after the second anniversary of the Option Issue Date, (A) options to purchase nine thousand (9,000) Shares will vest when the Trailing Price exceeds eleven dollars and fifty cents ($11.50), and (B) options to purchase nine thousand (9,000) Shares will vest when the Trailing Price exceeds twelve dollars and fifty cents ($12.50); and (v) at any time after the third anniversary of the Option Issue Date, (A) options to purchase nine thousand (9,000) Shares will vest when the Trailing Price exceeds thirteen dollars and fifty cents ($13.50), and (B) options to purchase nine thousand (9,000) Shares will vest when the Trailing Price exceeds fourteen dollars and fifty cents ($14.50).

NARRATIVE DISCLOSURE TO EXECUTIVE COMPENSATION TABLES

Retirement Plans

Our executive officers are participants in the Breeze-Eastern Corporation Retirement Savings Plan (the “Retirement Savings Plan”), a defined contribution plan described under Section 401(k) of the Internal Revenue Code, as amended, which covers employees who have been employed by the Company for more than thirty (30) days. Approximately 160 employees participated in the Retirement Savings Plan at March 31, 2014. Benefits are payable on retirement, disability, death, or other separation from service. Participants in the Retirement Savings Plan may defer receipt and income taxation of up to 75% of their compensation by contributing such compensation to the Retirement Savings Plan. The Company contributes a minimum of 3% and a maximum of 6% of employees’ compensation to the Retirement Savings Plan, depending on the level of contribution by each employee.

Employment Agreements

On May 22, 2012, we entered into an employment agreement with Brad Pedersen setting forth the terms and conditions of his employment with us. Pursuant to the agreement, we will pay to Mr. Pedersen an annual base salary of $350,000, subject to annual adjustment by the Compensation Committee. Mr. Pedersen is also eligible to receive an annual bonus of up to 70% of his base salary (of which 15% of such bonus may be in the form of equity) based upon his performance, as evaluated by the Compensation Committee. In May 2012, we also granted to Mr. Pedersen an option to purchase 400,000 shares of our Common Stock. The option has a term of ten years and an exercise price of $8.10 per share. An option to purchase 50,000 shares was immediately exercisable, and the option to purchase the remaining 350,000 shares will vest in installments of 50,000 shares based upon whether the average closing price of our common stock over a thirty-day period exceeds certain pre-determined thresholds within certain timeframes over a minimum period of thirty-seven months, with no more than 100,000 shares vesting per year. Upon a change of control, the time periods in which the option becomes exercisable will immediately accelerate, but the share price performance criteria will remain the same. Mr. Pedersen is eligible to participate in our incentive and benefit plans under the same terms and conditions applicable to other executives of the Company.

On January 6, 2010, we entered into an employment agreement with Mark D. Mishler, our former Senior Vice President, Chief Financial Officer and Treasurer. The agreement provided for an annual base salary of $230,000, to be reviewed annually by the board of directors, a minimum bonus of $24,000 in fiscal 2010, and a one-time cash signing bonus of $40,000, paid in four equal monthly installments of $10,000. Mr. Mishler participated in our

Incentive Compensation Plan with a target award of 40% of his base salary. The employment agreement provides that 15% of the bonus will be paid in shares of our Common Stock. Pursuant to his employment agreement, we granted to Mr. Mishler options to purchase 14,000 and 26,000 shares of our Common Stock, respectively, on January 6, 2010 and April 1, 2010. The options have an exercise price equal to the closing price on the date immediately preceding the effective date of the employment agreement.

On June 16, 2014, we entered into an employment agreement with Serge Dupuis, our Chief Financial Officer and Treasurer. The agreement provides for an annual base salary of $275,000, to be reviewed annually by the board of directors, and a one-time cash signing bonus of $75,000. Mr. Dupuis participates in our Incentive Compensation Plan with a target award of 50% of his base salary. The employment agreement provides that 10% of the bonus will be paid in shares of our Common Stock. Pursuant to his employment agreement, on June 16, 2014 we granted to Mr. Dupuis options to purchase 200,000 shares of our Common Stock. An option to purchase 25,000 shares was immediately exercisable, and the option to purchase the remaining 175,000 shares will vest in installments of 25,000 shares based upon whether the average closing price of our common stock over a thirty-day period exceeds certain pre-determined thresholds within certain timeframes over a minimum period of thirty-seven months, with no more than 50,000 shares vesting per year. Mr. Dupuis is eligible to participate in our incentive and benefit plans under the same terms and conditions applicable to our other executives.

Potential Payments Upon Termination or Change of Control

Our named executive officers have provisions in their employment agreements that provide for payments in connection with termination or a change in control.

Mr. Pedersen’s employment agreement provides that if we terminate Mr. Pedersen without cause, we will pay to Mr. Pedersen an amount equal to his annual base salary in effect at the time of termination, and continue his employee benefits until the earlier of (i) the date in which he obtains subsequent employment, or (ii) the one year anniversary of his termination date. If we terminate Mr. Pedersen within the twenty-four month period following a change in control, we (or our successor) will pay to Mr. Pedersen an amount equal to two times his annual base salary in effect at the time of termination plus an amount equal to the average of the two prior bonus payments made to Mr. Pedersen, or in the event that Mr. Pedersen has only received one bonus payment from us, he shall receive an amount equal to that bonus payment. If we terminate Mr. Pedersen for “Cause”, as such term is defined in the agreement, then we will have no other compensation obligations other than (i) amounts of compensation accrued through the date of termination and

(ii) reimbursement of appropriately documented expenses incurred before the termination.

Mr. Mishler’s employment agreement provided that if he was terminated by the Company without cause at any time after the first ninety days of employment, he would be entitled to receive severance pay equal to six month’s base salary, exclusive of bonuses, and the continuation of employee benefits for the same period. Mr. Mishler received these benefits following his termination without cause on June 11, 2014.

The employment agreement for Mr. Dupuis provides that if he is terminated by the Company without cause at any time after the first ninety days of employment, then he would be entitled to receive severance pay equal to six month’s base salary, exclusive of bonuses, and the continuation of employee benefits for the same period. In addition, in the event of a change in control and termination or resignation for good reason in connection therewith within 24 months of such change in control, he will be entitled to receive a cash payment equal to one years’ base salary and the average of any bonuses for the prior two years. In addition, the vesting of all stock options and restricted shares granted would accelerate upon a change in control.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of March 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise Warrants and Rights	Weighted Average Exercise Price of Warrants and Rights	Number of Securities for Future Issuance

Equity Compensation Plans Approved by Security Holders	451,165	$8.19	558,113
Equity Compensation Plans Not Approved by Security Holders (1)	400,000	8.10	—
Total	851,165	$8.15	558,113

(1)	In May 2012, in connection with the hiring of Mr. Pedersen as our Chief Executive Officer, we granted to Mr. Pedersen an option to purchase 400,000 shares of our Common Stock. The option has a term of ten years and an exercise price of $8.10 per share. The foregoing grant was not made pursuant to our existing equity compensation plans and was not presented to our stockholders for approval. Additional information regarding the options is located in the section entitled “Narrative Disclosure to Executive Compensation Tables” above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with related parties presenting potential conflict of interest situations must be pre-approved by the Audit Committee or another independent body of the Board. Our Code of Business Conduct specifically prohibits various conflict of interest situations and imposes disclosure requirements in connection with potential conflicts of interest. We require that all directors, officers and employees abide by the Code of Business Conduct, which is available on our website at www.breeze-eastern.com.

During fiscal 2014, there were no proceedings to which any of our directors, executive officers, affiliates, holders of more than five (5%) percent of our Common Stock, or any associate (as defined in Rule 14a-1 of the proxy rules) of the foregoing were adverse to the Company. During fiscal 2013 and fiscal 2014, and through the date hereof, none of our directors, executive officers, holders of more than five (5%) percent of our Common Stock, or any members of their immediate family had a direct or indirect material interest in any transactions or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000.

PROPOSAL 2 — RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2015

The Audit Committee and the full Board believe it appropriate to submit for action by our stockholders the ratification of the Audit Committee’s appointment of Marcum LLP as our independent registered public accounting firm for fiscal 2015. The firm has served as our independent registered public accounting firm since July 3, 2007.

Before making its determination on appointment, the Audit Committee carefully considered the qualifications and competence of candidates for the independent registered public accounting firm. For Marcum LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters, as well as its reputation for integrity and competence in the fields of accounting and auditing. In the opinion of the Audit Committee, the reputation, qualifications and experience of the firm make appropriate its appointment for fiscal 2015.

A representative of Marcum LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions. If the appointment of Marcum LLP is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain the appointment of Marcum LLP. Notwithstanding the selection and ratification, we may direct the appointment of a new independent registered public accounting firm at any time during the year if we believe that such a change would be in the best interest of the Company and its stockholders.

The following table includes fees billed for professional audit services rendered by Marcum LLP for the audit of our annual consolidated financial statements for the fiscal year ended March 31, 2014, the fiscal year ended March 31, 2013 and review of our Form 10-Qs during fiscal 2014 and fiscal 2013. The fees for various types of other services provided to us were billed as shown below.

	2013	2014
Marcum LLP
Audit Fees	$299,443	$281,000
Audit-Related Fees (1)	19,400	20,800
All Other Fees (2)	8,800	2,200

(1)	The amounts reflected are the fees for the audit of the employee defined contribution plan.

(2)	The amounts reflected are the fees related to the preparation of the Form 5500 ($2,200 in 2014 and $2,200 in 2013) along with permissible non-audit services consisting of due diligence and consultations.

The Audit Committee has adopted a procedure to pre-approve audit services and other services to be provided by our independent registered public accounting firm. In fiscal 2013 and fiscal 2014, all services provided by our independent registered public accounting firm were pre-approved by the Audit Committee.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the Audit Committee’s selection of Marcum LLP as our independent registered accounting firm for fiscal 2015.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with our management and our independent registered public accounting firm, Marcum LLP, our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014. The Audit Committee has also discussed with Marcum LLP the matters required to be discussed pursuant to Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm‘s communications with the Audit Committee concerning independence, and has discussed with Marcum LLP its independence, and has considered the compatibility of non-audit services with Marcum LLP’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, as filed with the SEC.

FREDERICK WASSERMAN, Chair

NELSON OBUS

WILLIAM J. RECKER

PROPOSALS FOR SUBMISSION AT NEXT ANNUAL MEETING

If a stockholder desires to submit a proposal to fellow stockholders at the Company’s annual meeting in 2015 and wishes to have it set forth in the corresponding proxy statement and identified in the corresponding proxy form prepared by management, in accordance with Rule 14a-8 under the Exchange Act, such stockholder must notify the Company of such proposal in a writing received at its executive offices no later than April 6, 2015.

In order for stockholder proposals made outside of Rule 14a-8 for the 2015 Annual Meeting to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, the Company must receive written notice at its executive offices of a stockholder’s intention to introduce a nomination or other item of business at that meeting by June 20, 2015. If the Company does not receive this written notice by June 20, 2015, or if the Company meets certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to the 2015 Annual Meeting will use their discretion in voting the proxies if any such matters are raised at the 2015 Annual Meeting.

ANNUAL REPORTS

A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 is being mailed to each stockholder of record together with this proxy statement. The Annual Report on Form 10-K contains detailed information concerning the Company and its operations, including financial information. A copy of this report, without exhibits, will be furnished to stockholders without charge upon request in writing to James D. Cashel, Secretary of the Company, at Breeze-Eastern Corporation, 35 Melanie Lane, Whippany, New Jersey 07981.

If requested, we will also provide such persons with copies of any exhibit to the Annual Report on Form 10-K upon the payment of a fee limited to our reasonable expenses in furnishing such exhibits.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one annual report or one set of proxy materials at that address.

Any such stockholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call the Company at (973) 602-1001 to request a separate copy of these materials from: James D. Cashel, 35 Melanie Lane, Whippany, New Jersey 07981. We will promptly deliver a copy of the requested materials.

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s annual report or proxy materials may write to the above address to request delivery of a single copy of these materials.

OTHER MATTERS

The Board does not know of any matter to be acted upon at the Annual Meeting other than the matters described herein. If any other matter properly comes before the Annual Meeting, the holders of the proxies will vote thereon in their discretion.

BREEZE-EASTERN CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF BREEZE-EASTERN CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Brad Pedersen and James D. Cashel, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock of Breeze-Eastern Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 35 Melanie Lane, Whippany, New Jersey 07981, at 10:00 a.m., local time, on September 16, 2014, and at any adjournment(s) or postponement(s) thereof, upon the proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2, and in the proxies’ discretion, upon other matters as may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.

(continued and to be signed on reverse side)

        Please mark your ☒ votes as in this example.

1.	ELECTION OF DIRECTORS
	The Board recommends a vote FOR ALL NOMINEES			FOR	WITHHOLD
		01	Robert J. Kelly	☐	☐
		02	Nelson Obus	☐	☐
		03	William J. Recker	☐	☐
		04	Charles A. Vehlow	☐	☐
		05	William M. Shockley	☐	☐
		06	Frederick Wasserman	☐	☐
		07	Brad Pedersen	☐	☐
The Board recommends a vote FOR Proposal 2
				FOR	AGAINST	ABSTAIN
2.	TO RATIFY THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2015			☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

☐	I WILL ATTEND THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Signature of Stockholder		Dated:	, 2014
IF HELD JOINTLY

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.